EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                                                                        STATE OR
                                                                                     PERCENT        OTHER JURISDICTION
PARENT COMPANY                         SUBSIDIARY                                     OWNED          OF INCORPORATION
--------------                         ----------                                    -------         -----------------

WSFS Financial Corporation             Wilmington Savings Fund Society,               100%            United States
                                          Federal Savings Bank
                                       Montchanin Capital Management, Inc.             93%            Delaware

Wilmington Savings Fund                WSFS Reit, Inc.                                100%            Delaware
 Society, Federal                      WSFS Investment Group, Inc.                    100%            Delaware
 Savings Bank                          WSFS Credit Corporation                        100%            Delaware


Montchanin Capital                     Cypress Capital Management, LLC                  60%           Delaware
Management, Inc.
